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Exhibit 10.24

PROMISSORY NOTE

September 1, 1999
Las Vegas, Nevada

        FOR VALUE RECEIVED, International Integrated Incorporated, a British Virgin Islands corporation (hereinafter, "III"), hereby promises to pay to the order of International Integrated Industries, LLC ("Holder"), at the Holder's principal address, the principal sum of all loans made by Holder to III (or such lesser amount as shall equal the aggregate unpaid principal amount of the loans (the "Loans") made by Holder to III), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts in Exhibit A to this Promissory Note (the "Note") and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in Exhibit A to this Note. As used herein, the term "Holder" shall mean Holder and any subsequent holder of this Note, whichever is applicable from time to time.

        The date and amount of each Loan made by the Holder to III, and each payment made on account of the principal of such Loan, shall be recorded by Holder on its books and, prior to any transfer of this Note, endorsed by Holder on the Exhibit A attached to this Note or any continuation of such Exhibit A, provided that the failure of Holder to make any such recordation or endorsement shall not affect the obligations of III to make a payment when due of any amount owing under this Note in respect of the Loans made by Holder.

        This Note may be prepaid in full or in part, at any time without penalty, upon not less than five (5) days' prior written notice to Holder. Principal and interest are payable in lawful money of the United States of America.

        If the Holder notifies III in writing of a default in the payment of principal or interest when due pursuant to the terms hereof (an "Event of Default"), Holder shall have the option, without demand or notice, to declare the entire balance of principal, together with all accrued interest thereon, immediately due and payable and to exercise all rights and remedies available to Holder hereunder. Upon the occurrence of an Event of Default, and so long as such Event of Default shall continue, the entire balance of principal together with all accrued interest thereon shall bear interest at the then applicable rate plus two percent (2%) (the "Default Interest Rate"). No delay or omission on the part of Holder hereof in exercising any right under this Note shall operate as a waiver of such right. The application of the Default Interest Rate shall not be interpreted or deemed to extend any cure period set forth herein or otherwise limit any of Holder's remedies hereunder or thereunder.

        III hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of III hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security now or hereafter securing this Promissory Note. III further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note.

        If this Note is not paid when due, or if any Event of Default occurs, III promises to pay all costs of enforcement and collection, including but not limited to, Holder's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof.

        Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

        It is the intent of III and Holder in the execution of this Note and all other instruments securing this Note that the Loans evidenced hereby be exempt from the restrictions of applicable usury laws of any jurisdiction. In the event that, for any reason, it should be determined that any applicable usury law of any jurisdiction is applicable for the Loans, Holder and III stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by such applicable laws. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the applicable laws of such jurisdiction, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to payment of the sums due hereunder or returned to III.

        In this Note, the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

        At the sole discretion of Holder, this Note may be paid, in whole or in part, by the conversion of all or part of the principal and/or interest into shares of the Common Stock of III at a price per share as negotiated by the Holder and III, or by other good and valuable securities, monies or property. Holder may elect to renew the Loan upon the Maturity Date and annually thereafter, upon written request by III.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEVADA.

INTERNATIONAL INTEGRATED INCORPORATED, a British Virgin Islands corporation

By:

Its:

EXHIBIT A

EXHIBIT OF LOANS

        This Promissory Note evidences Loans made by Holder to the Company, on the dates and in the principal amounts, at the interest rates and of the maturity dates set forth below, subject to the payments of principal set forth on the attached Exhibit A. The Maturity Date shall be one year (365 days) from the date of each Loan, at which time the Company shall make principal payments equal to the entire amount of the outstanding principal balance, along with interest payments at an per annum rate of ten percent (10%), all payments to be due and payable on or before the 10th of each month as billed.

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  Exhibit 10.24